UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2005

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue, Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 482-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On March 18, 2005, G. Richard MacDonald resigned as Teradyne, Inc.’s principal accounting officer (Corporate Controller) effective the same day, in order to permit the appointment of Amy R. McAndrews to serve in this role on that same day. Mr. McDonald will continue at Teradyne in the role of Automatic Test Equipment Operations Controller.

(c) On March 18, 2005, the Board of Directors of Teradyne, Inc. appointed Amy R. McAndrews as its Corporate Controller and principal accounting officer, effective the same day.

Ms. McAndrews became Teradyne’s Corporate Controller and principal accounting officer on March 18, 2005. Ms. McAndrews previously served as Teradyne’s Manager of Financial Operations from March 2003 until March 2005. From March 2002 until March 2003, Ms. McAndrews served as Teradyne’s Manager of Treasury Operations. Prior to joining Teradyne in March 2002, Ms. McAndrews was the Director of Business Development of Tyco Electronics, a subsidiary of Tyco International (U.S.) Inc. from September 2001 until November 2001. From June 2000 until November 2001, Ms. McAndrews served as the Assistant Corporate Controller of Tyco International (U.S.) Inc. From September 1993 until June 2000, Ms. McAndrews served as a Senior Manager in the audit group at PricewaterhouseCoopers LLP. Ms. McAndrews is 33 years old.

Ms. McAndrews entered into the Company’s standard form of agreement for all employees containing customary confidentiality, invention assignment and non-compete provisions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: March 22, 2005	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P. & Chief Financial Officer

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